UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Aurios Inc.

(Exact name of registrant as specified in its charter)

Arizona	86-1037558
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1741 W. University Drive, Suite 146, Tempe, AZ 85281

(Address of principal executive offices) (Zip Code)

(602) 426-1211

(Issuer’s telephone number)

Securities to be registered under Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration file number to which this form relates: 333-150881

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, no par value

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, No. 333-150881, filed on May 13, 2008, as amended, is incorporated herein by reference, including specifically the “Description of Securities” appearing on pages 12, 13 and 14 of the Prospectus contained therein.

Item 2.	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

AURIOS INC.
an Arizona corporation

By:	/s/ Paul Attaway
Paul Attaway
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

Date: April 28, 2009